May 31, 2000



Jonathan A. Foltz
Delcath Systems, Inc.
1100 Summer Street, 3rd Floor
Stamford, CT 06897

Dear Mr. Foltz:

I acknowledge and agree to the inclusion of my name and CV in your prospectus as a scientific advisor and collaborator. I understand that I am listed as follows:



                                                                           Relationship to
        Name                   Title                    Specialty              Delcath
-------------------     --------------------        ------------------     ---------------
Morton G. Glickman,     Associate Dean, Yale        Cardiovascular and         Founder
M.D.                    University School of        Interventional
                        Medicine                    Radiology



         Morton G. Glickman, M.D. was educated at Cornell University (B.A.) and Washington University (M.D.). He also received an honorary M.A. from Yale. He was a resident at the University of California. He served as the chief of neuro and vascular radiology at San Francisco General Hospital (1969-1973), and has held numerous academic and professional appointments at Yale University School of Medicine, including serving as associate dean and vice chairman of diagnostic radiology and surgery. Dr. Glickman is a founder of Delcath.


Sincerely,


/s/ Morton G. Glickman
----------------------------
Morton G. Glickman, M.D.

May 31, 2000



Jonathan A. Foltz
Delcath Systems, Inc.
1100 Summer Street, 3rd Floor
Stamford, CT 06897

Dear Mr. Foltz:

I acknowledge and agree to the inclusion of my name and CV in your prospectus as a scientific advisor and collaborator. I understand that I am listed as follows:



                                                                           Relationship to
        Name                   Title                    Specialty              Delcath
-------------------     --------------------        ------------------     ---------------
William N. Hait,        Director, The Cancer        Medical Consultant         Founder
M.D. Ph.D.              Institute of New            and Scientific
                        Jersey                      Advisor



         William N. Hait, M.D., Ph.D. was educated at University of Pennsylvania (B.A.) and The Medical College of Pennsylvania (M.D., Ph.D.). He was a resident in internal medicine and held numerous academic and professional appointments at Yale University School of Medicine, including chief of medical oncolgy. Dr. Hait is currently director of The Cancer Institute of New Jersey. Dr. Hait is a founder of Delcath.


Sincerely,


/s/ William N. Hait
----------------------------
William N. Hait, M.D., Ph.D.

May 31, 2000



Jonathan A. Foltz
Delcath Systems, Inc.
1100 Summer Street, 3rd Floor
Stamford, CT 06897

Dear Mr. Foltz:

I acknowledge and agree to the inclusion of my name and CV in your prospectus as a scientific investigator. I understand that I am listed as follows:



                                                                              Relationship to
        Name                   Title                    Specialty                 Delcath
--------------------    --------------------        ------------------    ----------------------
T.S. Ravikumar, M.D.    Chairman, Department        Surgical Oncology     Principal Investigator
                        of Surgery, Montefiore
                        Medical Center



         T.S. Ravikumar, M.D., was educated in India at Madras University and Madras Medical College. He was the associate director of The Cancer Institute of New Jersey from 1993 through 1998. He also served as a resident in general surgery at Maimonides Medical Center at S.U.N.Y. - Downstate and was a fellow in surgical oncology at the University of Minnesota. Dr. Ravikumar won a National Reserve Service Award in surgical oncology, and served as a fellow at Brigham and Women's Hospital and the Dana Farber Cancer Institute from 1982 through 1984. He has had a number of academic (Harvard Medical School, Yale University School of Medicine) and hospital appointments (Yale Comprehensive Cancer Center, Robert Wood Johnson University Hospital).


Sincerely,


/s/ T.S. Ravikumar, M.D.
----------------------------
T.S. Ravikumar, M.D.
Professor and Chairman

May 23, 2000



Jonathan A. Foltz
Delcath Systems, Inc.
1100 Summer Street, 3rd Floor
Stamford, CT 06897

Dear Mr. Foltz:

I acknowledge and agree to the inclusion of my name and CV in your prospectus as a medical and scientific consultant. I understand that I am listed as follows:




        Name                   Title                      Specialty
--------------------    --------------------        ---------------------
Anil R. Diwan, Ph.D.    Principal, Applied          Filtration Consultant
                        Biotech Concepts




Sincerely,


/s/ Anil R. Diwan
----------------------------
Anil R. Diwan

May 31, 2000



Jonathan A. Foltz
Delcath Systems, Inc.
1100 Summer Street, 3rd Floor
Stamford, CT 06897

Dear Mr. Foltz:

I acknowledge and agree to the inclusion of my name and CV in your prospectus as a medical and scientific consultant. I understand that I am listed as follows:




        Name                        Title                    Specialty
--------------------         --------------------        ------------------
Harvey J. Ellis, C.C.P.      Chief of Cardiac            Perfusion Consultant
                             Perfusion, Bridgeport
                             Hospital



Sincerely,


/s/ Harvey J. Ellis
----------------------------
Harvey J. Ellis

May 26, 2000



Jonathan A. Foltz
Delcath Systems, Inc.
1100 Summer Street, 3rd Floor
Stamford, CT 06897

Dear Mr. Foltz:

I acknowledge and agree to the inclusion of my name and resume in your prospectus as a medical and scientific consultant. I understand that I am listed as follows:




        Name                        Title                    Specialty
--------------------         --------------------        ------------------
Durmus Koch                  President, Bipore, Inc.     Manufacturing



Sincerely,


/s/ Durmus Koch
----------------------------
Durmus Koch

May 31, 2000



Jonathan A. Foltz
Delcath Systems, Inc.
1100 Summer Street, 3rd Floor
Stamford, CT 06897

Dear Mr. Foltz:

I acknowledge and agree to the inclusion of my name and CV in your prospectus as a medical and scientific consultant. I understand that I am listed as follows:




        Name                        Title                      Specialty
-----------------------      ---------------------------   ------------------
James H. Muchmore, M.D.      Associate Professor of        Oncology and
                             Surgery, Tulane University    Perfusion Consultant
                             School of Medicine


Sincerely,


/s/ James H. Muchmore, M.D.
----------------------------
James H. Muchmore

May 24, 2000



Jonathan A. Foltz
Delcath Systems, Inc.
1100 Summer Street, 3rd Floor
Stamford, CT 06897

Dear Mr. Foltz:

I acknowledge and agree to the inclusion of my name and CV in your prospectus as a medical and scientific consultant. I understand that I am listed as follows:




        Name                        Title                      Specialty
-----------------------      ---------------------------   ------------------
Gabriela Nicolau, Ph.D.      Director, R&D                 Metabolism
                                                           Pharmacokinetics


Sincerely,


/s/ Gabriela Nicolau
----------------------------
Gabriela Nicolau, Ph.D.
Director, Pharmacokinetics &
Drug Metabolism

May 31, 2000



Jonathan A. Foltz
Delcath Systems, Inc.
1100 Summer Street, 3rd Floor
Stamford, CT 06897

Dear Mr. Foltz:

I acknowledge and agree to the inclusion of my name and CV in your prospectus as a medical and scientific consultant. I understand that I am listed as follows:




        Name                        Title                      Specialty
-----------------------      ---------------------------   ------------------
John Quiring, Ph.D.           Principal, QST Consulting    Biostatistician


Sincerely,


/s/ John Quiring
----------------------------
John Quiring, Ph.D